We power the Experience Economy. Enabling businesses to deliver the Moments that Matter. Q1 2026 Shareholder Letter | Investors.shift4.com Images Powered by Experiences Powered by Shift4. Exhibit 99.1

Non-GAAP Financial Measures and Key Performance Indicators Forward-Looking Statements We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures include: gross revenue less network fees, which includes interchange and adjustment fees; non- GAAP net income; non-GAAP EPS; free cash flow; Adjusted Free Cash Flow; earnings before interest expense, interest income, income taxes, depreciation, and amortization (“EBITDA”); Adjusted EBITDA; Adjusted EBITDA conversion rate; and Adjusted EBITDA margin. Gross revenue less network fees ("GRLNF"), including total and organic, represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Non-GAAP net income represents net income adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as amortization of acquired intangible assets, acquisition, restructuring and integration costs, revaluation of contingent liabilities, gain on sale of subsidiaries, impairment of intangible assets, loss on extinguishment of debt, gain (loss) on investments in securities, change in TRA liability, equity-based compensation, and foreign exchange and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non- cash and other nonrecurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, revaluation of contingent liabilities, gain on sale of subsidiaries, impairment of intangible assets, loss on extinguishment of debt, gain (loss) on investments in securities, change in TRA liability, equity-based compensation, and foreign exchange and other nonrecurring items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by GRLNF. Free cash flow represents net cash provided by operating activities adjusted for certain non- discretionary capital expenditures. Adjusted Free Cash Flow represents free cash flow further adjusted for certain transactions that are not indicative of future operating cash flows, including acquisition, restructuring and integration costs, other nonrecurring expenses, and nonrecurring strategic capital expenditures that are not indicative of ongoing activities. We believe Adjusted Free Cash Flow is useful to measure the funds generated in a given period that are available to invest in the business, to repurchase stock and to make strategic decisions. The Adjusted EBITDA conversion rate is calculated as Adjusted Free Cash Flow divided by Adjusted EBITDA. We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance and, in the case of Adjusted Free Cash Flow, our liquidity, from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and, in the case of Adjusted Free Cash Flow, our liquidity, and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this letter. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this letter. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the inability to integrate the Global Blue business successfully or realize the synergies and related benefits; the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions; dispositions, and other strategic transactions; risks associated with our Series A Mandatory Convertible Preferred Stock; our inability to protect our IT systems and confidential information, as well as the IT systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection The non-GAAP financial measures are not meant to be considered as indicators of performance, or in the case of Adjusted Free Cash Flow, as an indicator of liquidity, in isolation from or as a substitute for financial information prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of EBITDA, Adjusted EBITDA, GRLNF, Non-GAAP net income, Non-GAAP EPS, free cash flow and Adjusted Free Cash Flow to, in each case, its most directly comparable GAAP financial measure are presented in Appendix - Financial Information. For 2026, we are unable to provide a reconciliation of GRLNF, Adjusted EBITDA, Adjusted Free Cash Flow and Non-GAAP EPS to Gross Profit, Net Income, net cash provided by operating activities, and net income (loss) per Class A and C share, respectively, the nearest comparable GAAP measures, without unreasonable efforts. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. In addition, key performance indicators include volume, Blended Spread and margin. Volume is defined as the total dollar amount of payments that we deliver for settlement on behalf of our merchants. Included in volume are dollars routed via our international payments platform, alternative payment methods, including cryptocurrency, stored value, gift cards and stock donations, plus volume we route to third party merchant acquirers on behalf of strategic enterprise merchant relationships. We do maintain transaction processing on certain legacy platforms that are not defined as volume. Blended Spread represents the average yield Shift4 earns on the average volume processed for a given period after network fees. Blended Spread is calculated as payments-based revenue less gateway revenue and network fees for a given period divided by the volume processed for the same period. and information security, marketing across different markets where we conduct our business; risks associated with a variety of laws and regulations, including those relating to financial services, money-laundering, anti- bribery, sanctions, and counter-terrorist financing, consumer protection and cryptocurrencies; our ability to continue to expand our share of the existing payment processing markets or expand into new markets; additional risks associated with our expansion into international operations, including compliance with and changes in foreign regulations governmental policies, as well as exposure to foreign exchange rates; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; and our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business, and the timing of any of the foregoing. These and other important factors discussed under the caption “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Part II, Item 1A. in our Quarterly Report on Form 10-Q for the period ended March 31, 2026, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward- looking statements made in this letter. Any such forward-looking statements represent management’s estimates as of the date of this letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. 1 This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 Payments, Inc. (“we,” “our,” the “Company,” or “Shift4”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, including, without limitation, statements relating to our position as a leader within our industry; our future results of operations and financial position, business strategy and plans; the anticipated benefits of and costs associated with recent acquisitions; objectives of management for future operations and activities, including, among others, statements regarding expected growth, international expansion, including expansion of Shift4One in 15 countries by year end, future capital expenditures, debt covenant compliance, financing activities, debt service obligations, the Simplification Transactions, the Company Benefits, future negotiations with our Founder, our financial outlook and guidance for the second quarter and full year 2026 or any other period, including key performance indicators, anticipated synergies and financial results as a result of the Global Blue acquisition, and the timing of any of the foregoing are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions, though not all forward-looking statements can be identified by such terms or expressions.

Dear Fellow Shareholders, 2026 has, thus far, begun with significant volatility. Whether it be the conflict in the Middle East, inconsistent consumer sentiment, a never ceasing evolution of AI technologies or even just the weather… It has been a challenging environment to plan for. Our thoughts are first and foremost with those in harm’s way, and we are praying for a quick and peaceful resolution to the conflict. Despite this volatility, our business performed resiliently during the first quarter. We performed in- line with or exceeded our guidance for all metrics while absorbing a meaningful impact on global travel patterns. Gross revenue was $1.1 billion, which is up 32% year over year. Gross revenue less network fees was $549 million and gross profit was $370 million, up 49% and 54% year over year, respectively. When adjusting for acquisitions and divestitures, our organic growth was 11% year over year. This was in spite of a drag of ~400 basis points from intentionally deprecated legacy revenue streams. We believe this will expand over time as we continue to deliver our products into new markets around the world and expand share within our verticals. Net income was $12 million for the quarter. EBITDA was $183 million and Adjusted EBITDA was $234 million. Each was up 63% and 39% respectively. Lastly, net cash from operating activities was $134 million (up 40%) and Adjusted Free Cash Flow was $88 million (up 26%). I would characterize this performance as in-line with our guidance but also negatively impacted by unforeseeable events. It is for exactly this reason that we have been on a deliberate and measured journey to diversify our business, expand into new geographies and deliver more value through our products each and every day. This journey has expanded our right to win across the experience economy and we now find ourselves operating in over 75 countries that we were not in just a few years ago. Our revenue streams are well-diversified and the ability to drive sustainable, profitable growth has never been greater. All of these facts expand our capital allocation opportunities. In that regard, and despite the uncertainty ahead, I am quite optimistic about the road ahead. We continue to perform well across each of our major verticals and the competitive dynamics remain largely unchanged. In restaurants, our Shift4 Dine product grew active merchants by over 40% year over year. Now more than half of the customers using our restaurant software are on Shift4 Dine. In hotels, we continue to win excellent resort customers but have only just begun to win on the international front. I’ll explain more about our international efforts shortly but it should not be difficult to see how our proven success in the largest and most competitive markets is likely to translate when we bring our products to new markets. Sports and Entertainment and Luxury Retail are just two more examples, each where our current right to win is clearly understood - and our ability to expand is strong. This is all evidenced by growth in payments based revenue less network fees of 25% year over year. Our international expansion is scaling nicely despite disruptions to global travel patterns as a result of the Middle East conflict. Worldwide payments based revenue grew 51% year over year, evidence of our strong customer adds across Europe. Our integration of Global Blue is also on track and we have launched our combined payments + currency conversion + tax free shopping product, named Shift4 One, in multiple countries during the quarter. We have seen early success across multiple categories of luxury, including watches, fashion and cosmetics. Our goal of being live in 15 countries by year end is well within reach. I was also excited to announce several Global Blue employees to key management roles during the quarter.

I don’t say this with an intended tilt towards unreasonable optimism; or pessimism for that matter. We have every reason to be cautious about the macro environment and vigilant in the operation of our business. As I’ve said before though, we do our best work during times of uncertainty… and today is no different. I will reiterate a phrase our shareholders have heard many times: We can grow substantially without finding a new customer and we can drive meaningful margin and free cash flow improvement by simply continuing to do what we do well, which is integrate our business and delete the parts. This is the result of a platform effect whereby we have best in class software, integrations, gift, loyalty and tax free shopping solutions and a substantial data asset from our significant presence in the experience economy. Our acquisition strategy also affords us a over $1 trillion funnel of merchants to deliver this platform to. I encourage you all to read through our prepared materials and join us for our webcast later today. In each you will find both familiar stories of our continued success and also evidence of how our strategy can take us well beyond our current footprint. You will also see a demonstrated track record of winning despite uncertainty, financial discipline and prudent share count management. Lastly, we have left our guidance for the full year unchanged but introduced guidance for the upcoming three quarters, to help give clarity on the seasonal trends of our business following the acquisition of Global Blue. These ranges are consistent with our previous full year guidance despite being further along in the year, however we believe these ranges are still appropriate given the current environment. As always, we appreciate your support and look forward to hearing from you. Boldly Forward, Taylor Lauber Chief Executive Officer tlauber@shift4.com TBU - TAYLOR LETTER (will iterate separately in google doc)

Q1 2026 Payment volumes were ~4.3x Q1 2022 levels $13 $22 $33 $45 $56 Q1-22 Q1-23 Q1-24 Q1-25 Q1-26 (A) See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in "Appendix - Financial Information" of this document. 4 Volume Gross Profit & Gross Revenue Less Network Fees(A) ($BILLION) Performance Highlights First Quarter 2026 +24% YoY VOLUME 44% CAGR Net Income & Adjusted EBITDA(A) Net Cash Provided by Operating Activities & Adjusted Free Cash Flow(A)($MILLION) ($MILLION) ($MILLION) +54% YoY GROSS PROFIT • $(0.01) GAAP DILUTED EPS $0.97 NON-GAAP EPS(A) • $234M +39% YoY ADJUSTED EBITDA(A) • Volume of $56 billion during Q1 2026, up 24% from Q1 2025. • Gross revenue of $1,121 million, up 32% from Q1 2025. • Gross profit of $370 million, up 54% from Q1 2025. • Gross revenue less network fees of $549 million, up 49% from Q1 2025, or 11% on an organic basis(A) ◦ Payments-Based Revenue Less Network Fees: $345 million ◦ Tax-Free Shopping: $102 million ◦ Subscription and Other: $102 million • Net income for Q1 2026 was $12 million. Net loss per class A and C share was $(0.01) on a basic and diluted basis. Non-GAAP net income for Q1 2026 was $90 million, resulting in $0.97 of non-GAAP EPS.(A) • EBITDA of $183 million and Adjusted EBITDA of $234 million for Q1 2026, up 63% and 39%, respectively. Adjusted EBITDA margin of 43% for Q1 2026.(A) • Net cash provided by operating activities of $134 million and Adjusted Free Cash Flow of $88 million for Q1 2026, up 40% and 26%, respectively, from Q1 2025.(A) 4 $20 $41 $33 $53 $12 $168 $205 $293 $304 $234 Net Income Adjusted EBITDA Q1-25 Q2-25 Q3-25 Q4-25 Q1-26 $78 $138 $176 $241 $370 $149 $200 $264 $369 $549 Gross Profit: 4-Year CAGR 48% Gross Revenue Less Network Fees: 4-Year CAGR 39% Q1-22 Q1-23 Q1-24 Q1-25 Q1-26 $96 $142 $172 $224 $134 $70 $118 $141 $171 $88 Net Cash Provided By Operating Activities Adjusted Free Cash Flow Q1-25 Q2-25 Q3-25 Q4-25 Q1-26 +49% YoY GROSS REVENUE LESS NETWORK FEES(A) $12M NET INCOME 61bps Q1 2026 Blended Spreads WIP GRLNF Organic Growth of 11%

5 5 Continuing to Deliver Strong Durable Growth while Balancing Investment and Integration Q1 2026 Incremental Adj. FCF Conversion Q1 2026 Blended Spreads Q1 Results: YTD Progress vs. FY 2026 Growth Algorithm (1) The Global Blue acquisition closed on July 3, 2025. Q1 in Review: YTD Progress vs. Our FY 2026 Growth Algorithm Our increasingly diversified business continues to deliver durable and resilient growth make black lines thinner; bold total & organic text remove PF (just 4% with footnote)

6 6 #2 in Restaurants in U.S. World class technology, sophisticated distribution, and an overall lower cost of ownership #1 in Hospitality in U.S. One Hand to Shake: the only hospitality platform to deliver the entire payments value chain under one roof We Power the Experience Economy Across all of our verticals, we enable businesses to deliver the Moments that Matter Experience Economy Excess Capital Allocation DINE #1 in Luxury Retail Globally Global leading digital payments network powering the most recognized luxury brands and serving affluent shopping customers for regulated tax-free shopping countries STAY PLAY SHOP We have earned brand trust with the most influential Experience Makers by solving demanding commerce challenges in the Experience Economy globally Every commerce challenge solved is a capability enhancement that further differentiates our scaled platform We benefit from the network effect of having one of the deepest software integration libraries relevant to the Experience Economy while also serving the leading Experience Making brands, which in turn bring even more relevant integrations Our proprietary data assets enhance our value propositions by sharing insights on the most valuable travel shoppers to the most loyal fan bases and many more Our capital allocation model has a proven track record of accelerating everything we do: it has continuously added technology capabilities, specialized talent, and expansion of our cross sell funnel Earned brand trust with the most influential brands in the global Experience Economy Increasingly differentiated platform with capabilities enhanced through each challenge solved Unmatched software integration library in our leading verticals, that grows through network effect Value proposition continuously enhanced by insights from our proprietary data assets An unparalleled capital allocation model with a proven track record, which accelerates everything we do #1 in Sports & Entertainment in U.S. The most comprehensive owned solution in the sector - everything from concessions to merchandise to ticketing Delivering in-person payments in the most demanding experience environments pending CC text edits

7 Search "Shift4" on X to see dozens of installs every day! Shift4 continues to gain market share in restaurants, winning new restaurants every day Restaurant Update DINE USA tavistock restaurants, muchas gracias mexican food, delilah dallas, Met restaurant group Germany -rudolf neff, insiva gmbh, la pampa steakhouse, landbaeckeri roden, baeckerei diener, caritasverband fur den kreis soest UK kibele restaurant, opuz kitchen, primavista, opuz wokingham, ishbilia, east 2 west, say when, walled city brewery Ireland lizzy's little kitchen, say when, the forge gastrobar, coffee works, smidin Canada sequoia company of restuarants, danish party house, white spot, safari eat- ertainment cut these 2 rows of snips, add callout box with editable bullets move these up so it doesn't look awk without header Exceeded 2025 system install goal Shift4 Dine merchant count up 40% YoY Shift4 Dine* Progress Remains Strong *Previously known as SkyTab

Continuing to expand market share in hospitality vertical Hospitality Update 8 8 tinuing to expand market share in hospitality vertical We entered into a new partnership with a leading global vacation ownership and hospitality company. This relationship expands our footprint in the resort and timeshare segment and is expected to contribute meaningfully to transaction volume as we scale Shift4 is now powering end-to-end payments for NAMMOS Mykonos, a world-famous elite seaside restaurant known for indulgent dining in Greece, modernizing their service and payment ecosystem NAMMOS Mykonos Expanding on the Pechanga Band partnership, Shift4 is now powering payments for Temecula Creek Inn — a hotel, restaurant, and golf course in California wine country — to connect diverse revenue centers and simplify operations Temecula Creek Inn Shift4 is now powering end-to-end payments for Lotte New York Palace, one of New York’s most iconic and historic hotels in Midtown Manhattan, ensuring a seamless guest experience across the entire property Lotte New York Palace Lahal Casino Management STAY Shift4 has partnered with Lahal Casino Management to power payments for 5 of their casino properties, modernizing their service and payment technology through a successful cross-sell from the Eigen acquisition

Sports and Entertainment Update

PLAY

Powering payments through POS, mobile ordering, ticketing, and more



When the world competes, Shift4 processes. What started in sports & entertainment has become something bigger. Shift4 is now the trusted payments partner for the moments that define generations

Inter Miami


CLUB INTERNACIONAL DE FUTBOL
MIAMI
MMXX

Shift4 is powering payments for ticketing and food & beverage concession sales at Nu Stadium

Houston Astros


HOUSTON
ASTROS

Shift4 is processing payments for food & beverage concessions at Daikin Park

Chicago Cubs


WRIGLEY FIELD
HOME OF

Shift4 is powering payments for food & beverage concessions, retail sales, and Gallagher Way, the entertainment district adjacent to the historic ballpark

Chicago Fire



Shift4 is processing payments for ticket sales, retail sales, and food & beverage concessions at Soldier Field

How do we win STADIUMS?

1. Category leading mobile experience
2. We own more links in the value chain (i.e. Payments, Hardware, mobile, concessions, restaurants, retail, parking, ticketing)
3. Wallet Share expansion as existing customers add ticketing and hundreds of Appetize accounts begin to effectively monetize payments
4. Ability to process payments in 6 continents

SHIFT4

9

Shift4 continues to move Boldly Forward towards becoming a truly global company 1 0 10 Luxury Retail Update: Tax-Free Shopping Wins Global leading digital payments network powering the most recognized luxury brands and serving affluent shopping customers for regulated tax-free shopping countries Massimo Dutti Viva Cosmetics Torrons Vicens Torrons Vicens, founded in 1775, is a generational confectionery crafting traditional Agramunt nougat and specialty sweets at several Spanish locations Located in East Java, Viva Cosmetics is an Indonesian personal care and beauty brand, producing popular skin care products since 1962 Massimo Dutti, a Spanish premium clothing retailer, has specialized in cashmere and wool products since 1985 — now operating more than 600 locations globally With locations in fashion capitals Paris, Cannes, and Saint Tropez, 55 Croisette brings authentic French luxury to their women’s multibrand concept stores 55 Croisette Launched in 2001 by Stella McCartney, her eponymous luxury fashion house is known for its vegan materials and commitment to sustainability SHOP TBU - descriptions OPTION A (1 of 2) - 2 page version

Shift4 continues to move Boldly Forward towards becoming a truly global company 1 1 11 Luxury Retail Update: Shift4 One All-In-One Product Now Live in 7 Countries Across EuropeXX Live Now Coming Soon We plan to be live with Shift4 One in 15 countries by the end of 2026 We plan to be live with Shift4 One in 15 European countries by the end of 2026 Merchant Testimonials SHOP "Smooth handling… very professional and always on point, from meeting deadlines to the quality… someone is always reachable by phone at any time." Vienna boutique for luxury timepieces "The device is very fast, and the fact that tax-free processing can be done directly on it makes the process easier… Any issue we have encountered has been handled very quickly. The daily reports are very convenient." Barcelona boutique for luxury cosmetics Lisbon boutique for luxury shoes "Shift4 One significantly enhances the tourists' overall experience at the store, right from entering, trying on shoes, and completing their purchases, while also streamlining daily store operations and saving substantial time." they don't want the breitling pics anymore so just even thse back out with jsut testimonials Shift4 One is our flagship all-in-one product, combining payment processing, luxury tax-free shopping, and DCC in one handheld device

Unified Commerce: Other Update Continuing to gain momentum in our Unified Commerce vertical 1 2 12 GIVING GAMING TRAVEL & MOBILITY instead of crypto -→ gaming 50/50 raffle; zentoria, sky rain, ilixium, kwiff kids beating cancer, rocky mountain children's health foundation, american society of international law, san diego symphony, society for science, the bucket ministry, camphill communities of ireland, goodpower, sierra pacific furbabies, JFK center for performing arts, sfey pay, KTEL (greek transit)

Shift4 continues to move Boldly Forward towards becoming a truly global company 1 3 13 Accelerating Global Expansion Enabling commerce in 75+ countries We Are Taking Our Industry Leading Products Into New Geographic Markets Around the World NORTH AMERICA EUROPE ASIA SOUTH AMERICA AFRICA AUSTRALIA FOOD & BEVERAGE LUXURY RETAIL HOSPITALITY SPORTS & ENTERTAINMENTUNIFIED COMMERCE PRODUCTS We are now supporting 80,000+ customers outside of the Americas. This excludes the 400,000 luxury retail cross sell opportunity acquired from Global Blue add diversification pie charts Americas Worldwide (ex-Americas) GRLNF Geographic Diversification Q1 2025 Q1 2026

1 4 14 Volume $240 Billion $260 BillionTO FY 2026 +15% YoY +24% YoY Gross Revenue Less Network Fees $2.50 Billion $2.60 Billion TO FY 2026 +26% YoY +31% YoY Adjusted EBITDA $1.165 Billion $1.215 Billion TO FY 2026 +20% YoY +25% YoY from $965 Million to $990 Million (A) (A) Non-GAAP EPS $5.50 $5.70 Q2 2026 ~$615 Million +49% YoY Q2 2026 ~$278 Million +36% YoY Adjusted Free Cash Flow $490 Million $510 Million TO FY 2026 42% Adj. FCF Conversion 42% Adj. FCF Conversion (A) Q2 2026 ~$10 Million TO FY 2026 (B) update for Q2 Leaving Full Year 2026 Guidance Unchanged and Introducing Quarterly Guidance 4% Adj. FCF Conversion Q3 2026 ~XXX Million +XXX YoY Q3 2026 Q3 2026 Q4 2026 Q4 2026 Q4 2026 See page 2 for a description of non-GAAP financial measures and information regarding a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. (A) Assumes a 26% effective tax rate.(B) $665 Million $715 Million TO +13% YoY +21% YoY $322 Million $347 Million TO +10% YoY +19% YoY $185 Million $195 Million TO 57% Adj. FCF Conversion 56% Adj. FCF Conversion $207 Million $217 Million TO 62% Adj. FCF Conversion 61% Adj. FCF Conversion $332 Million $357 Million TO +9% YoY +17% YoY $671 Million $721 Million TO +10% YoY +18% YoY

• Since our IPO and through today, have repurchased a total of 19.2mm shares • This represents 19% of total outstanding shares • Repurchased 5.5mm shares for $295mm in Q1 2026 • Demonstrated a disciplined commitment to managing dilution - an owner's mentality 1 5 15 Proven framework for capital allocation that can deliver regardless of market backdrop Disciplined Capital Allocation Framework with a Proven Track Record of Results CUSTOMER ACQUISITION PRODUCT INVESTMENT • Eliminate upfront costs for our merchants by providing essential hardware • Provide financial incentives to align our partners and salespeople • Acquiring international distribution in support of long term organic growth ACQUISITIONS, DIVESTITURES, & INVESTMENTS • Deployed $5.9 Billion since 2020 • Cross-selling payments feeds ARPU expansion • Disciplined execution of tuck-in acquisitions with high value creation potential • Closed on Smartpay & Bambora with integrations on track. Launching Shift4 Dine pilots in Australia with general release planned for July SHARE REPURCHASE 9.8mm shares repurchased to date under recently announced $1 billion authorization, with $400mm remaining Avg. WACC 8%-11% Consistent Track Record of Quickly Deleveraging 2023 acquisitions expand invested capital… execution and integration drive high incremental returns. ROIC is calculated as Adjusted Net Operating Profit After Tax (NOPAT) divided by invested capital. NOPAT is calculated as GAAP EBIT adjusted for (i) certain non-cash and other nonrecurring items, (ii) adds amortization of acquired intangibles, and (iii) applies a tax rate of 26%. Invested capital is calculated as Net Working Capital (excluding cash and debt) plus non-current assets adjusted to (i) exclude deferred tax assets and (ii) treats other intangible assets on a gross basis. Average Net Leverage of ~3.1x since 2021 formatting WIP (will be line chart with callouts for capital raises) Q3 2022 Insourcing of third-party distributors Q3 2024 Issued 2032 unsecured notes ($1,100M) Q2 2025 Issued 2032 note and 2033 EUR note ($2,650M) and Term Loan ($1,000M) Consistent track record of deleveraging quickly following a spike adding gross leverage; cannot include figure Net Leverage Gross Leverage • Industry-leading cloud-based restaurant POS (now Shift4 Dine) • Hundreds of new ISV integrations since IPO • Shift4 One all-in-one solution now live in 7 countries across Europe, combining payment processing, luxury TFS, and DCC in one handheld device • Working with all AI frontier model companies to drive efficiency

Appendix - Financial Information 16

First Quarter of 2026 Condensed Consolidated Balance Sheets UNAUDITED In millions March 31, 2026 December 31, 2025 ASSETS Current assets Cash and cash equivalents $ 473 $ 964 Settlement assets 756 350 Accounts receivable, net 694 742 Prepaid expenses and other current assets 138 125 Total current assets 2,061 2,181 Noncurrent assets Equipment for lease, net 249 233 Property, plant and equipment, net 43 42 Right-of-use assets 57 67 Goodwill 2,707 2,704 Capitalized customer acquisition costs, net 93 89 Other intangible assets, net 2,884 2,921 Deferred tax assets 599 391 Other noncurrent assets 64 85 Total assets $ 8,757 $ 8,713 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Current portion of debt $ 10 $ 10 Settlement liabilities 756 343 Accounts payable 615 679 Accrued expenses and other current liabilities 267 242 Current portion of TRA liability 20 23 Current lease liabilities 18 17 Total current liabilities 1,686 1,314 Noncurrent liabilities Long-term debt 4,512 4,536 Noncurrent portion of TRA liability 227 346 Deferred tax liabilities 478 471 Noncurrent lease liabilities 42 53 Other noncurrent liabilities 32 36 Total liabilities 6,977 6,756 Redeemable noncontrolling interests 10 10 Stockholders' equity Additional paid-in-capital - common stock 1,297 889 Additional paid-in-capital - preferred stock 1,005 973 Accumulated other comprehensive income (loss) (5) 47 Retained deficit (644) (467) Total stockholders' equity attributable to Shift4 Payments, Inc. 1,653 1,442 Non-redeemable noncontrolling interests 117 505 Total stockholders' equity 1,770 1,947 Total liabilities, redeemable noncontrolling interests and stockholders' equity $ 8,757 $ 8,713 1 7 17

First Quarter of 2026 Condensed Consolidated Statements of Operations UNAUDITED In millions, except share and per share data Three Months Ended March 31, 2026 March 31, 2025 Gross revenue $ 1,121 $ 848 Cost of sales (exclusive of certain depreciation and amortization expense shown separately below) (729) (591) General and administrative expenses (216) (153) Revaluation of contingent liabilities — 3 Depreciation and amortization expense (A) (94) (56) Professional expenses (21) (19) Advertising and marketing expenses (11) (7) Income from operations 50 25 Interest income 5 13 Other expense, net (2) (1) Change in TRA liability — 3 Interest expense (65) (29) Income (loss) before income taxes (12) 11 Income tax benefit (expense) 24 9 Net income 12 20 Less: Net (income) loss attributable to noncontrolling interests 3 (3) Net income attributable to Shift4 Payments, Inc. 15 17 Less: Preferred dividends (16) — Net income (loss) attributable to common stockholders $ (1) $ 17 Net income (loss) per share attributable to Class A and Class C common stockholders (B) Basic $ (0.01) $ 0.24 Diluted $ (0.01) $ 0.20 Weighted average Class A and Class C common shares outstanding (B) Basic 73,641,439 69,152,460 Diluted 73,641,439 92,155,988 (A) Depreciation and amortization expense includes depreciation of equipment under lease of $22 million and $16 million for the three months ended March 31, 2026 and 2025, respectively. (B) In prior periods, Shift4 presented basic and diluted net income per share separately for Class A and Class C common stock. In the current period, Shift4 elected to present a single net income per share amount for these classes as they have identical economic rights. Prior period amounts have been conformed to the current presentation. 1 8 18

First Quarter of 2026 Condensed Consolidated Statements of Cash Flows UNAUDITED In millions Three Months Ended March 31, 2026 March 31, 2025 OPERATING ACTIVITIES Net income $ 12 $ 20 Adjustments to reconcile net income to net cash provided by operating activities Depreciation and amortization 135 85 Equity-based compensation expense 16 26 Revaluation of contingent liabilities — (3) Change in TRA liability — (3) Amortization of capitalized financing costs, net of premium accretion 3 3 Provision for bad debts 8 4 Deferred income taxes (32) (18) Change in other operating assets and liabilities (8) (18) Net cash provided by operating activities 134 96 INVESTING ACTIVITIES Acquisitions, net of cash acquired (A) 98 (4) Acquisition of equipment to be leased (32) (30) Capitalized software development costs (30) (18) Acquisition of property, plant and equipment (6) (1) Deposits with sponsor bank, net (11) (27) Residual commission buyouts (3) (2) Investments in securities — (3) Net cash provided by (used in) investing activities 16 (85) FINANCING ACTIVITIES Deferred financing costs (3) — Settlement line of credit 11 27 Settlement activity, net 47 (26) Repurchases of Class A common stock (295) (63) Payments for withholding tax related to vesting of restricted stock units (7) (18) Payments of preferred dividends (15) — Distributions to noncontrolling interests (139) — Other financing activities — (1) Net cash used in financing activities (401) (81) Effect of exchange rate changes on cash and cash equivalents (11) 15 Net decrease in cash and cash equivalents (262) (55) Cash and cash equivalents, beginning of period 1,185 1,439 Cash and cash equivalents, end of period (B) $ 923 $ 1,384 1 9 19 (A) Includes $185 million of settlement-related cash acquired from Bambora on March 2, 2026, resulting in a net cash inflow. (B) The ending balance as of March 31, 2026 includes $450 million of settlement-related cash included within Settlement assets on the Consolidated Balance Sheet.

First Quarter of 2026

Reconciliations of Gross Revenue to Gross Profit and Gross Profit to Gross Revenue Less Network Fees ("GRLNF")

UNAUDITED

In millions

	Three Months Ended	
	March 31, 2026	March 31, 2025
Payments-based revenue	$ 917	$ 756
TFS revenue	102	—
Subscription and other revenue	102	92
GROSS REVENUE	**1,121**	**848**
Less: Network fees	(572)	(479)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(157)	(112)
Less: Depreciation of equipment under lease	(22)	(16)
GROSS PROFIT	**$ 370**	**$ 241**
GROSS PROFIT	**$ 370**	**$ 241**
Add back: Other costs of sales	157	112
Add back: Depreciation of equipment under lease	22	16
GRLNF	**$ 549**	**$ 369**

	Q1 2022	Q1 2023	Q1 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Payments-based revenue	$ 371	$ 511	$ 655	$ 756	$ 868	$ 928	$ 919	$ 917
TFS revenue	—	—	—	—	—	130	125	102
Subscription and other revenue	31	36	53	92	98	119	145	102
GROSS REVENUE	**402**	**547**	**708**	**848**	**966**	**1,177**	**1,189**	**1,121**
Less: Network fees	(253)	(347)	(444)	(479)	(553)	(588)	(579)	(572)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(64)	(55)	(76)	(112)	(121)	(160)	(160)	(157)
Less: Depreciation of equipment under lease	(7)	(7)	(12)	(16)	(17)	(20)	(21)	(22)
GROSS PROFIT	**$ 78**	**$ 138**	**$ 176**	**$ 241**	**$ 275**	**$ 409**	**$ 429**	**$ 370**
GROSS PROFIT	**$ 78**	**$ 138**	**$ 176**	**$ 241**	**$ 275**	**$ 409**	**$ 429**	**$ 370**
Add back: Other costs of sales	64	55	76	112	121	160	160	157
Add back: Depreciation of equipment under lease	7	7	12	16	17	20	21	22
GRLNF	**$ 149**	**$ 200**	**$ 264**	**$ 369**	**$ 413**	**$ 589**	**$ 610**	**$ 549**

SHIFT4

20

First Quarter of 2026

Reconciliations of Net Income to Adjusted EBITDA and Net Income to Non-GAAP Net Income

UNAUDITED
In millions, except per share data

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
NET INCOME	$ **20**	$ **41**	$ **33**	$ **53**	$ **12**
Interest expense	29	39	61	61	65
Interest income	(13)	(19)	(17)	(10)	(5)
Income tax (benefit) expense	(9)	15	28	14	(24)
Depreciation and amortization	85	88	125	134	135
EBITDA	$ **112**	$ **164**	$ **230**	$ **252**	$ **183**
Acquisition, restructuring and integration costs	27	11	30	16	23
Revaluation of contingent liabilities	(3)	(1)	(3)	3	—
Gain on sale of subsidiaries	—	—	—	(19)	—
Impairment of intangible assets	—	—	—	9	—
Loss on extinguishment of debt	—	3	9	—	—
Change in TRA liability	(3)	1	—	6	—
Equity-based compensation expense and related payroll tax	27	15	16	27	17
Foreign exchange and other nonrecurring items	8	12	11	10	11
ADJUSTED EBITDA	$ **168**	$ **205**	$ **293**	$ **304**	$ **234**
ADJUSTED EBITDA	$ 168	$ 205	$ 293	$ 304	$ 234
GRLNF	$ 369	$ 413	$ 589	$ 610	$ 549
ADJUSTED EBITDA MARGIN (A)	46 %	50 %	50 %	50 %	43 %

(A) Represents Adjusted EBITDA divided by gross revenue less network fees.

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
NET INCOME	$ **20**	$ **41**	$ **33**	$ **53**	$ **12**
ADJUSTMENTS:					
Amortization of acquired intangible assets	46	47	78	82	81
Sum of adjustments from EBITDA to Adjusted EBITDA	56	41	63	52	51
Tax impact of above adjustments (B)	(23)	(20)	(26)	(31)	(29)
Discrete tax adjustments (C)	—	—	—	—	(25)
NON-GAAP NET INCOME (D)	$ **99**	$ **109**	$ **148**	$ **156**	$ **90**

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
WEIGHTED AVERAGE SHARE COUNT - GAAP DILUTED EPS	**92**	**89**	**91**	**67**	**74**
Weighted average anti-dilutive LLC Interests (Class B shares)	—	—	—	20	8
Series A Mandatory Convertible Preferred Stock - Shares outstanding at period-end	—	10	10	10	10
SHARE COUNT - NON-GAAP EPS (D)	**92**	**99**	**101**	**97**	**92**

RECONCILIATION OF GAAP DILUTED EPS TO NON-GAAP EPS

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
GAAP DILUTED EPS	$ **0.20**	$ **0.32**	$ **0.17**	$ **0.36**	$ **(0.01)**
Impact of preferred dividend	—	0.09	0.15	0.16	0.16
Impact of adjustments	0.87	0.69	1.15	1.08	0.82
NON-GAAP EPS (D)	$ **1.07**	$ **1.10**	$ **1.47**	$ **1.60**	$ **0.97**

(B) The tax rates used in determining the tax impact of adjustments to net income are the jurisdictional statutory rates in effect for the period.

(C) Amount for Q1 2026 represents a discrete tax benefit related to the Simplification Transactions.

(D) In calculating non-GAAP EPS, Shift4 uses net income before the deduction of dividends on mandatory convertible preferred stock, divided by the weighted-average number of diluted common shares outstanding plus an estimate of the potential shares issuable upon conversion of the mandatory convertible preferred stock. This approach provides a view of earnings per share assuming conversion of the preferred stock which will happen on, or before, May 1, 2028.

SHIFT4

21

Three Months Ended March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025 March 31, 2026 NET CASH PROVIDED BY OPERATING ACTIVITIES $ 96 $ 142 $ 172 $ 224 $ 134 Capital expenditures (A) (49) (43) (74) (68) (68) FREE CASH FLOW 47 99 98 156 66 ADJUSTMENTS: Payments on contingent liabilities in excess of initial fair value — 1 — — — Acquisition, restructuring and integration costs 19 17 42 14 22 Nonrecurring strategic capital expenditures, and other (B) 4 1 1 1 — ADJUSTED FREE CASH FLOW $ 70 $ 118 $ 141 $ 171 $ 88 Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow UNAUDITED In millions First Quarter of 2026 (A) Capital expenditures include acquired equipment to be leased, capitalized software development costs and acquired property, plant and equipment. (B) Adjustments consist of upgrades of Shift4's internal IT systems and other nonrecurring items. 2 2 22

First Quarter of 2026

Reconciliation of Common Shares

UNAUDITED

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
BEGINNING BALANCE					
Class A Common Shares	67,737,305	67,470,986	66,376,228	67,451,984	63,666,837
Class B Common Shares	19,801,028	19,801,028	19,801,028	19,801,028	19,801,028
Class C Common Shares	1,519,826	1,347,373	1,338,907	1,253,566	1,123,309
TOTAL COMMON SHARES OUTSTANDING - BEGINNING	**89,058,159**	**88,619,387**	**87,516,163**	**88,506,578**	**84,591,174**
ACTIVITY					
Shares Issued / Restricted Stock Units ("RSUs") Vested	259,815	45,494	990,415	434,188	222,879
Class B Shares Converted	—	—	—	—	19,801,028
Class B Shares Converted	160,043	8,466	85,341	130,257	1,123,309
TOTAL CLASS A COMMON SHARES ISSUED	**419,858**	**53,960**	**1,075,756**	**564,445**	**21,147,216**
CLASS A COMMON SHARES REPURCHASED AND RETIRED DURING THE QUARTER	(686,177)	(1,148,718)	—	(4,349,592)	(5,485,241)
CLASS C COMMON SHARES CONTRIBUTED FROM THE FOUNDER (A)	(12,410)	—	—	—	—
ENDING BALANCE					
Class A Common Shares	67,470,986	66,376,228	67,451,984	63,666,837	79,328,812
Class B Common Shares	19,801,028	19,801,028	19,801,028	19,801,028	—
Class C Common Shares	1,347,373	1,338,907	1,253,566	1,123,309	—
TOTAL COMMON SHARES OUTSTANDING - ENDING	**88,619,387**	**87,516,163**	**88,506,578**	**84,591,174**	**79,328,812**
Unvested RSUs - Acquisition-related awards	247,709	242,257	381,174	260,157	257,256
Unvested RSUs - Ongoing compensation	1,112,755	1,148,606	1,263,848	1,169,933	2,359,436
Unvested RSUs - One-time discretionary awards (A)	849,129	827,130	784,110	510,346	450,036
FULLY DILUTED COMMON SHARES OUTSTANDING (B)	**90,828,980**	**89,734,156**	**90,935,710**	**86,531,610**	**82,395,540**

EQUITY-BASED COMPENSATION EXPENSE AND RELATED PAYROLL TAX INCURRED ON:	**Twelve Months Ended 3/31/25**	**Twelve Months Ended 6/30/25**	**Twelve Months Ended 9/30/25**	**Twelve Months Ended 12/31/25**	**Twelve Months Ended 3/31/26**
Acquisition-related awards	$ 10	$ 8	$ 7	$ 8	$ 9
Ongoing compensation	52	54	56	66	55
One-time discretionary awards (A)	10	11	11	11	11
TOTAL EQUITY-BASED COMPENSATION EXPENSE AND RELATED PAYROLL TAX	**$ 72**	**$ 73**	**$ 74**	**$ 85**	**$ 75**

(A) In Q4 2021, Shift4 implemented a one-time discretionary equity award program for non-management employees. Shift4's Founder and Executive Chairman, Jared Isaacman, had committed to fund half of this program through a contribution of his Class C shares. In February 2026, in connection with the Simplification Transaction, Shift4 negotiated the termination of the Founder's remaining commitment to contribute 50% of this program.

(B) Excludes Mandatory Convertible Preferred Stock.

(in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
WEIGHTED AVERAGE SHARE COUNT - GAAP DILUTED EPS	92	89	91	67	74
Weighted average anti-dilutive LLC Interests (Class B shares)	—	—	—	20	8
Mandatory Convertible Preferred Stock - Shares outstanding at period-end	—	10	10	10	10
SHARE COUNT - NON-GAAP EPS	92	99	101	97	92

SHIFT4

23

First Quarter of 2026 Reconciliation of GRLNF - Total and Organic 2 4 24 Three Months Ended March 31, 2026 March 31, 2025 Growth Payments-Based GRLNF Organic Payments-Based GRLNF (A) $ 312 $ 274 14 % Acquisition Adjustments 33 — — % Divestiture Adjustments — 3 — % Total Payments-Based GRLNF 345 277 25 % TFS Revenue Organic TFS Revenue (A) — — — % Acquisition Adjustments 102 — — % Divestiture Adjustments — — — % Total TFS Revenue 102 — — % Subscription and Other Revenue Organic Subscription and Other Revenue (A) 89 88 1 % Acquisition Adjustments 13 — — % Divestiture Adjustments — 4 — % Total Subscription and Other Revenue 102 92 11 % Total GRLNF Organic GRLNF (A) 401 362 11 % Acquisition Adjustments 148 — — % Divestiture Adjustments — 7 — % Total GRLNF $ 549 $ 369 49% (A) Organic growth is defined as the change in GRLNF for the current period, excluding the impact of GRLNF attributable to acquisitions and divestitures completed in the prior four quarters.